UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2010

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

 (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2010, Mr. Richard J. Kehmeier of Conifer, Colorado was appointed to the board of directors of Tuffnell Ltd. (the “Company”) pursuant to Section 4.1 of the Bylaws of the Company. Mr. Kehmeier will be compensated at $500 per month for his services as a director of the Company.

Mr. Kehmeier obtained his Bachelor of Science Degree in Geological Engineering in 1970 and his Master of Science degree in Geology in 1973 from the Colorado School of Mines. Mr. Kehmeier is a member of the American Institute of Professional Geologists, the Society of Economic Geologists, and the Geological Society of Nevada.

During the past 40 years, Mr. Kehmeier has been a practicing geologist in the United States and internationally with Midwest Oil, Anaconda, URADCO, Union Carbide, Atlas, Gold Reserve, and Golden Odyssey. He is currently a director of American Goldfields and Colonnade Capital, and is the Senior Geologist for Vector Engineering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President